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                                  EXHIBIT 23.2
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DELOITTE &
 TOUCHE LLP
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                           Suite 250              Telephone:      (716) 843-7200
                           Key Bank Tower         Facsimile:      (716) 856-7760
                           50 Fountain Plaza
                           Buffalo, New York 14202






INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Bush Industries, Inc. on Form S-3 of our report dated February 9, 1996, appearing in the Annual Report on Form 10-K of Bush Industries, Inc. for the year ended December 30, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ DELOITTE & TOUCHE LLP


October 24, 1996